Exhibit 99.2

Gopher Protocol, Inc.,

and UGopherServices Corp., Inc.

Pro Forma Consolidated Financial Statements

(unaudited)

Contents

Page
Pro Forma Consolidated Financial Statements:

Pro Forma Consolidated Balance Sheet as of June 30, 2017 (unaudited)	2

Pro Forma Consolidated Statements of Operations for the six months ended June 30, 2017 (unaudited)	3

Pro Forma Consolidated Statements of Operations for the year ended December 31, 2016 (unaudited)	4

Notes to Pro Forma Consolidated Financial Statements (unaudited)	5

Gopher Protocol, Inc.,

and UGopherServices Corp., Inc.

Pro Forma Consolidated Balance Sheet

June 30, 2017

(unaudited)

ASSETS	Gopher Protocol	UGopherServices	Pro forma Adjustments			Pro forma Consolidated
	(historical)	(historical)
Current Assets:
Cash	$50,046	$	$			$50,046
Accounts receivable	—	924,844				924,844
Inventory	—	408,825				408,825
Prepaid expenses	1,750	9,328				11,078
Total current assets	51,796	1,342,997		—		1,394,793

Property and equipment, net	—	204,471				204,471
Other assets	103,005					103,005
Goodwill	—			7,305,521	a	7,305,521

Total assets	$154,801	$1,547,468		$7,305,521		$9,007,790

LIABILITIES AND STOCKHOLDERS’DEFICIT

Current Liabilities:
Accounts payable and accrued expenses	$398,798	$692,170		$400,000	a	$1,490,968
Derivative liability	1,981,296					1,981,296
Total current liabilities	2,380,094	692,170		400,000		3,472,264

Convertible note payable, net of debt discount	101,589					101,589
Note payable	—			2,600,000	a	2,600,000
Total liabilities	2,481,683	692,170		3,000,000		6,173,853

Stockholders’ Deficit:
Series B Preferred stock	—					—
Series C Preferred stock	—					—
Series D Preferred stock	1					1
Common stock	2,447			50	a	2,497
Treasury stock	(643,059)					(643,059)
Additional paid in captial	3,983,668			5,160,769	a	9,144,437
Accumulated deficit	(5,669,939)	855,298		(855,298	)a	(5,669,939)
Total stockholders’ deficit	(2,326,882)	855,298		4,305,521		2,833,937
Total liabilities and stockholders’ deficit	$154,801	$1,547,468		$7,305,521		$9,007,790

 See accompanying notes to pro forma consolidated financial statements.

Gopher Protocol, Inc.,

and UGopherServices Corp., Inc.

Pro Forma Consolidated Statement of Operations

For the Six Months Ended June 30, 2017

(unaudited)

	Gopher Protocol	UGopherServices	Pro forma Adjustments			Pro forma Consolidated
	(historical)	(historical)

Sales	$90,000	$28,018,616	$			$28,108,616

Cost of goods sold	—	26,700,019				26,700,019

Gross profit	90,000	1,318,597		—		1,408,597

Operating expenses:
General and administrative expenses	473,658	1,449,783				1,923,441
Marketing expenses	117,914					117,914
Total operating expenses	591,572	1,449,783		—		2,041,355

Loss from operations	(501,572)	(131,186)		—		(632,758)

Other income (expense):
Amortization of debt discount	(50,213)					(50,213)
Change in fair value of derivative liability	496,037					496,037
Interest expense and financing costs	(1,519,819)	(16,699)		(45,500	)b	(1,582,018)
Total other income (expense)	(1,073,995)	(16,699)		(45,500)		(1,136,194)

Loss before income taxes	(1,575,567)	(147,885)		(45,500)		(1,768,952)

Income tax expense	—					—

Net loss	$(1,575,567)	$(147,885)		$(45,500)		$(1,768,952)

Weighted average common shares outstanding:
Basic and diluted	37,816,078					42,816,078

Net loss per share:
Basic and diluted	$(0.04)	$				$(0.04)

 See accompanying notes to pro forma consolidated financial statements.

Gopher Protocol, Inc.,

and UGopherServices Corp., Inc.

Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2016

	Gopher Protocol	UGopherServices	Pro forma Adjustments			Pro forma Consolidated
	(historical)	(historical)

Sales	$165,000	$66,610,847	$			$66,775,847

Cost of goods sold	—	63,497,703				63,497,703

Gross profit	165,000	3,113,144		—		3,278,144

Operating expenses:
General and administrative expenses	1,401,338	3,489,191				4,890,529
Marketing expenses	126,838					126,838
Total operating expenses	1,528,176	3,489,191		—		5,017,367

Loss from operations	(1,363,176)	(376,047)		—		(1,739,223)

Other income (expense):
Amortization of debt discount	(39,726)					(39,726)
Change in fair value of derivative liability	(177,062)					(177,062)
Interest expense and financing costs	(6,262)	(29,335)		(91,000	)b	(126,597)
Total other income (expense)	(223,050)	(29,335)		(91,000)		(343,385)

Loss before income taxes	(1,586,226)	(405,382)		(91,000)		(2,082,608)

Income tax expense	—					—

Net loss	$(1,586,226)	$(405,382)		$(91,000)		$(2,082,608)

Weighted average common shares outstanding:
Basic and diluted	19,902,077					24,902,077

Net loss per share:
Basic and diluted	$(0.08)	$				$(0.08)

 See accompanying notes to pro forma consolidated financial statements.

Gopher Protocol, Inc.,

and UGopherServices Corp., Inc.

Notes to Pro Forma Consolidated Financial Statements

NOTE 1 - BASIS OF PRESENTATION

On September 1, 2017, the Gopher Protocol, Inc. (“Gopher”) entered into and closed an Asset Purchase Agreement (the “Purchase Agreement”) with RWJ Advanced Marketing, LLC (“RWJ”), a Georgia corporation, pursuant to which the Gopher purchased certain assets from RWJ, including inventory, terminals, licenses and permits and intangible assets, in consideration of $400,000, an aggregate 5,000,000 shares of common stock of the Company, secured promissory note in the amount of $2,600,000, and warrants to purchase 9,000,000 shares of common stock and the assumption of certain liabilities incurred by RWJ after the effective date as set forth in the RWJ Agreement. Gopher incorporated a wholly-owned subsidiary, UGopherServices Corp. (“UGopherServices”), to operate the acquired assets.

The accompanying pro forma consolidated balance sheet presents the accounts of Gopher and UGopherServices as if the Merger occurred June 30, 2017. The accompanying pro forma consolidated statement of operations presents the accounts of Gopher and UGopherServices for the six months ended June 30, 2017, and the years ended December 31, 2016 as if the Merger occurred on January 1, 2016.

The following adjustments would be required if the acquisition occurred as indicated above:

a)	To record the purchase price allocation and to eliminate the retained earnings of UGopherServices.

b)	To record interest expense on the $2.6 million acquisition note payable.

The unaudited consolidated pro forma financial information is presented for informational purposes only and is subject to a number of uncertainties and assumptions and do not purport to represent what the company’s actual performance or financial position would have been had the transaction occurred on the dates indicated and does not purport to indicate the financial position or results of operations as of any future date or for any future period.

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